UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33, Boulevard Prince Henri

L-1724 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2060 2055

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 4, 2025, Altisource Portfolio Solutions S.A. (the “Company”) issued a press release announcing, among other things, that its board of directors has declared a proposed issuance of warrants to purchase shares of the Company’s common stock to record and beneficial holders of the following Company securities: (i) shares of common stock, (ii) restricted share units, and (iii) the Company’s outstanding warrants to purchase shares of common stock at an exercise price of $0.01 per share, in each case, as of 5:00 p.m., New York City time, on February 14, 2025. The press release is attached hereto as exhibit 99.1 hereto and incorporated herein by reference. The description of the expected terms of the proposed warrants contained in the press release is qualified in its entirety by reference to the proposed form of Warrant Agent Agreement, between the Company and Equiniti Trust Company, LLC, as Warrant Agent, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Altisource Portfolio Solutions S.A. dated February 4, 2025
99.2	Form of Warrant Agent Agreement between the Company and Equiniti Trust Company, LLC, as Warrant Agent (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-1 filed with the SEC on January 31, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2025

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer